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                                                                   EXHIBIT 10.43


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated and effective as of the 1st day of July, 1999, between HORSESHOE GAMING, L.L.C. ("Horseshoe"), and RICK COOK ("Cook").

                                    RECITALS:

         A. Horseshoe is a casino owner/operator with its principal office in Las Vegas, Nevada.

         B. Cook is the current owner of a .139922% interest in Horseshoe and an employee of Horseshoe by virtue of an Amended and Restated Employment Contract dated February 1, 1999 by and between Horseshoe and Cook ("Employment Contract").

         C. Pursuant to his Employment Contract, Cook has certain put rights with respect to his ownership ("Put Rights"). Cook has provided notice of his intent to exercise his Put Rights and Horseshoe believes it is in its best interest to acquire from Cook his .139922% ownership interest.

         D. Horseshoe and Cook have agreed that the fair market value of the .139922% interest in Horseshoe is $657,633 and that the value of his capital account at June 30, 1999 was $82,664.

         E. Pursuant to his Employment Contract with Horseshoe, Cook has borrowed certain sums from Horseshoe and as of June 30, 1999, Cook is indebted to Horseshoe in the principal amount of $52,000 plus interest of $10,320, for a total due, as of June 30, 1999, of $62,320 (the "Cook Debt").

         F. Horseshoe is party to an agreement pursuant to which it may acquire (the "Acquisition") Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), and Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), both of which are subsidiaries of Empress Entertainment, Inc., a Delaware corporation (collectively, "Empress").

         NOW, THEREFORE, in consideration of the premises and each act performed by either party hereto, the parties agree as follows:

         1. Cook hereby exercises his Put Right. Horseshoe hereby waives any requirements of written notice and further waives the condition that the Put Right can be exercised only in the event of termination of Cook's employment.

         2. Concurrently with the execution of this Agreement, Cook has sold to Horseshoe, and Horseshoe has purchased from Cook, Cook's .139922% interest in Horseshoe at the price of $657,633, plus a return of capital of $82,664, for a total purchase price of $740,297 ("Purchase Price"). In full and complete satisfaction of the Cook Debt, the Purchase Price shall be reduced by the amount of the Cook Debt. Cook hereby acknowledges the receipt of the Purchase Price less the Cook Debt.

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         3. Cook hereby unconditionally releases and discharges the Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with (i) Cook's exercise of the Put Right, (ii) Cook's ownership of Horseshoe, and (iii) this Agreement and all of the agreements, documents and instruments to be executed and delivered in connection with this Agreement. Cook acknowledges and agrees that following the consummation of the transaction contemplated by this Agreement, he shall have no equity ownership in the Horseshoe nor will he have rights of any kind to acquire an ownership interest in Horseshoe or any of its affiliates or subsidiaries; provided however, that Cook shall have the rights, if any, afforded to him under Horseshoe's option plan to be first effective on or after January 1, 1999.

         4. If the Acquisition is closed (the date of such closing being referred to as the "Acquisition Closing Date"), Horseshoe shall pay Cook in addition to the Purchase Price an amount equal to $41,976.60 (the "Additional Amount"). The parties hereto agree that the Acquisition shall be deemed to have closed in any of the following circumstances: (i) the Acquisition is consummated in accordance with its terms or as may be amended by the parties to the Acquisition agreement, or their successors, assignees or transferees; (ii) Horseshoe renegotiates the agreement relating to the Acquisition so as to allow the merger to be consummated as to either Empress Hammond or Empress Joliet and the merger is then consummated with either Empress Hammond or Empress Joliet;
(iii) Horseshoe combines with another party such that the Acquisition is consummated with Horseshoe obtaining Empress Hammond or Empress Joliet and the other party obtaining the other; (iv) Horseshoe consummates the Acquisition in accordance with its terms or as may be amended by the parties to that agreement, but either Empress Hammond or Empress Joliet is spun off such that the Horseshoe is combined with only one; or (v) Horseshoe sells or transfers its interest in the Acquisition agreement to an unrelated third party. The Additional Amount shall be paid, together with the final payment, within forty-five (45) days of Acquisition Closing Date.

         5. Cook represents and warrants that he is the lawful record and beneficial owner of the .139922% interest in Horseshoe, free and clear of any liens, claims, encumbrances, marital property rights, security agreements, equities, options, charges or restrictions of any kind.

         6. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a writing signed by each party hereto.

         7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives, successors and assigns.

         8. This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada.

         9. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of this
_____ day of July, 1999.

                                      "COOK"


                                      ------------------------------------------
                                      Rick Cook

                                      "COMPANY"

                                      HORSESHOE GAMING, L.L.C.

                                      By:    Horseshoe Gaming Holding Corp.,
                                             its Manager



                                      By:
                                          --------------------------------------
                                          Kirk Saylor, Chief Financial Officer


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